CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statements of Additional Information constituting parts of this Post Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 8, 1999 and October 15, 1999, relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Reports to Shareholders of the John Hancock New York Tax-Free Income Fund and the John Hancock Massachusetts Tax-Free Income Fund, respectively, which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" in such Statements of Additional Information and to the references to us under the headings "Financial Highlights" in such Prospectus.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
December  23, 1999